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                                                                    EXHIBIT 10.1

                                eMachines, Inc.

                      JOHN DICKINSON EMPLOYMENT AGREEMENT


     This Agreement is entered into as of July 4, 2000 by and between eMachines, Inc. (the "Company"), and John Dickinson (the "Executive").

     WHEREAS, the Company desires to retain Executive in the capacity of Senior Vice President & General Manager, Internet Division of the Company, and Executive desires to accept such employment; and

     WHEREAS the parties desire and agree to enter into an employment relationship by means of this Agreement;

NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

     1.     Duties and Scope of Employment.
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           (a)  Positions and Duties.  As of the Effective Date (as defined
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below), Executive will serve as Senior Vice President & General Manager,
Internet Division of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board").

           (b)  Obligations.  During the Employment Term, Executive will
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perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

     2.    Term.  Executive's employment with the Company pursuant to this
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Agreement shall commence on July 17, 2000 (the "Effective Date") and shall continue, unless otherwise terminated as provided in Section 11 hereof, until July 16, 2003 (the "Employment Term").

     3.    Compensation.
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           (a)  Base Salary.  During the Employment Term, the Company will pay
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Executive as compensation for his services a base salary at the annualized rate of $275,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.
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           (b)  Bonus.  During the Employment Term, the Company will pay
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Executive a bonus of sixty (60) percent of the base salary depending upon
Executive meeting performance objectives from time to time as established by the Company (the "Bonus").

           (c)  Stock Option.  As of the Effective Date, Executive will be
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granted a stock option, which will be, to the extent possible under the $100,000 rule of Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code") an "incentive stock option" (as defined in Section 422 of the Code), to purchase 450,000 shares of the Company's Common Stock at an exercise price to be determined at the next Board meeting (the "Option"). Subject to the accelerated vesting provisions set forth herein, the Option will vest as to 25% of the shares subject to the Option one year after the date of grant, and as to 1/48th of the shares subject to the Option at the end of each calendar month thereafter, so that the Option will be fully vested and exercisable four (4) years from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. The Option will be subject to the terms, definitions and provisions of the Company's Stock Plan (the "Option Plan") and the stock option agreement by and b etween Executive and the Company (the
"Option Agreement"), both of which documents are incorporated herein by reference.

           (d)  Signing Bonus.  Executive shall receive a $50,000 signing bonus
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payable 30 days after the Effective Date (the "Signing Bonus"). Executive shall repay the Signing Bonus on a pro rated basis by months of employment if Executive voluntarily terminates his employment with the Company at any time within 12 months of the Effective Date.

     4.    Employee Benefits.  During the Employment Term, Executive will be
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entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

     5.    Vacation.  Executive will be entitled to paid vacation of 2 weeks per
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year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

     6.    Expenses.  The Company will reimburse Executive for reasonable
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travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     7.    Severance.
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           (a)  Involuntary Termination.  If Executive's employment with the
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Company terminates as a result of an Involuntary Termination (as defined below), and Executive signs and does not revoke a standard release of claims with the Company, then Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for the remainder of the contract period or the securing of other employment, in the event that the compensation from that other employment is less than that

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received hereunder, the Executive will continue to receive an amount equal to the difference between the new salary amount and the base salary plus guaranteed bonus which would have been earned hereunder, from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies. Further all unvested stock options will accelerate and become fully vested.

                (b)  Other Termination.  If Executive's employment with the
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Company terminates voluntarily by Executive, or other than as described in
Section 11(a) at any time, then (i) all vesting of the Option will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned) and
(ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect and (iii) all amounts owed to the company will immediately become due and payable.

                (c)  Termination Following A Change of Control.  If Executive's
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employment with the Company terminates as a result of an Involuntary Termination at any time within twelve (12) months after a "Change of Control" (as defined herein), all stock options granted by the Company to the Executive, including the Option, prior to the Change of Control shall become fully vested and exercisable as of the date of the termination to the extent such stock options are outstanding and unexercisable at the time of such termination.

     8.    Definitions.
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           (a)  Cause.  For purposes of this Agreement, "Cause" is defined as
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(i) misappropriation or embezzlement of Company funds or an act of fraud upon the Company made by Executive in connection with Executive's responsibilities as an employee under this Agreement, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct in connection
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with Executive's responsibilities as an employee under this Agreement, or (iv)
Executive's continued failure to comply with directives of the Board of Directors.

           (b)  Change of Control.  For purposes of this Agreement, "Change of
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Control" of the Company is defined as: (i) a change in the ownership of the
Company's outstanding securities such that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the date the stockholders of the Company approve a plan of complete liquidation of the Company; or (ii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets. ;

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           (c)  Involuntary Termination.  "Involuntary Termination" shall mean
                -----------------------
(i) without the Executive's express written consent, a significant reduction of the Executive's duties, position or responsibilities relative to the Executive's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Executive from such position, duties and responsibilities, unless the Executive is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains as such following a Change of Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute an "Involuntary Termination;" (ii) without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a material reduction by the Company of the Executive's base salary as in effect immediately prior to such reduction;
(iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; or (v) any purported termination of the Executive by the Company which is not effected for Cause.

     9.    Confidential Information.  Executive agrees to enter into the
           ------------------------
Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

    10.    Assignment.  This Agreement will be binding upon and inure to the
           ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

    11.    Notices.  All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

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     If to the Company:


     eMachines, Inc.
     14350 Myford Road, Suite 100
     Irvine, California 92606

     Attn: Chief Executive Officer
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     Fax:  (714)-505-5065

     If to Executive:

     at the last residential address known by the Company.

     12.    Severability.  In the event that any provision hereof becomes or is
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declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     13.    Arbitration.
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            (a)  Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Unless otherwise required by law, the losing party in any arbitration proceeding shall pay all of the arbitrator's fees and costs.

           (b) The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

           (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND

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RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS
AGREEMENT.

    14.    Integration.  This Agreement, together with the Option Plan, Option
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Agreement, and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

    15.    Tax Withholding.  All payments made pursuant to this Agreement will
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be subject to withholding of applicable taxes.

    16.    Governing Law.  This Agreement will be governed by the laws of the
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State of California (with the exception of its conflict of laws provisions).

    17.    Acknowledgment.  Executive acknowledges that he has had the
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opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

    IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.


    EMACHINES, INC.


    By:  /s/ Stephen Dukker                           Date:  7/4/00
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    Title:  Chief Executive Officer
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    John Dickinson


    /s/ John Dickinson                                     Date:  7/4/00
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    John Dickinson

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